                                   EXHIBIT 10.2

                  AGREEMENT FOR PURCHASE AND SALE OF BUSINESS ASSETS





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                                                                  EXHIBIT 10.2


                              AGREEMENT FOR SALE AND PURCHASE
                                 OF BUSINESS ASSETS OF
                                VALLEY PHYSICAL THERAPY AND
                                 SHERIDAN PHYSICAL THERAPY



DATE:       October 30, 1996

PARTIES:    Michael Curry, P.T.                                      ("Seller")
            dba Valley Physical Therapy
            and Sheridan Physical Therapy
            745 Hillary Street
            McMinnville, Oregon 97128



            Pacific Rehabilitation & Sports Medicine, Inc.           ("Buyer")
            a Delaware corporation
            Suite 900
            One S.W. Columbia
            Portland, Oregon 97258

                                        RECITALS

     A. Seller owns and operates an outpatient physical therapy/rehabilitation business with clinics located at 745 Hillary Street, McMinnville, Oregon 97128 and 215 South Bridge Street, Sheridan, Oregon 97378 (the "Therapy Business");

     B. Seller owns equipment, furniture, fixtures, inventories, contract rights, leasehold interests, patient accounts and other miscellaneous assets in connection with the operation of the Therapy Business;

     C. Buyer is a corporation organized and existing under the laws of the State of Delaware and qualified to business in the State of Oregon; and

     D. Buyer desires to acquire substantially all of the assets used or useful, or intended to be used, in the operation of the Therapy Business, and Seller desires to sell such assets to Buyer.

     NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties agree as follows:

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                                    AGREEMENT

SECTION 1.  ASSETS PURCHASED; LIABILITIES ASSUMED

       1.1 ASSETS PURCHASED. In reliance on the representations, warranties and covenants contained herein, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the assets set forth on Schedule 1.1 (the "Assets"). Without limiting the foregoing, the Assets shall include Buyer's exclusive right to use and do business under the trade names "Valley Physical Therapy" and "Sheridan Physical Therapy" and all of Seller's other business names, if any.

       1.2  ASSETS EXCLUDED.  Notwithstanding anything expressed in Section
1.1 to the contrary, any assets not set forth on Schedule 1.1, including, without limitation all of Seller's cash and the funds in Seller's checking, savings and trust accounts on the Closing Date are expressly excluded from this sale.

       1.3 LIABILITIES ASSUMED. Except as expressly set forth on Schedule 1.3, Buyer shall not assume, or have any obligations with respect to, any other liabilities or obligations of Seller, whether known or unknown, fixed, contingent or otherwise.

SECTION 2.  PURCHASE PRICE

       The purchase price for the Assets shall be not less than One Million Two Hundred Thousand Dollars ($1,200,000) and not more than One Million Five Hundred Thousand Dollars ($1,500,000), which price shall be allocated as set forth on Schedule 2 (the "Purchase Price").

SECTION 3.  PAYMENT OF PURCHASE PRICE

       3.1 NON-NEGOTIABLE PROMISSORY NOTE. At Closing (as such term is defined in Section 14.1), Buyer shall deliver to Seller a Non-Negotiable Promissory Note in the principal amount of One Hundred Seventy One Thousand, Eight Hundred Seven Dollars ($171,807) plus interest in the amount of $28,192 (the "Note"). The Note will be substantially in the form attached hereto as Exhibit A.

       3.2  SHARES OF BUYER'S COMMON STOCK.    At Closing, Buyer shall
deliver to Seller a total of One Million Dollars ($1,000,000) in the form of shares of Buyer's common stock, $0.01 par value, of which $200,000 shall be registered under the Securities Act of 1933, as amended (the "1933 Act") (the "Registered Shares") and $800,000 of which will not be registered under the 1933 Act or any state securities laws, but shall be issued pursuant to one or more exemptions from registration under the 1933 Act and such laws (the "Unregistered Shares"). The number of shares delivered hereunder shall be equal to 195,122 ($1,000,000 divided by the last sale price of Buyer's shares of common stock on the NASDAQ Stock Market on October 30, 1996) . The Unregistered Shares will be registered under the 1933 Act as provided in
Section 9.3 below.

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Until such time as the Unregistered  Shares are registered, they shall be restricted securities under the 1933 Act and may not be transferred absent an exemption from registration under the 1933 Act. Collectively, the Registered Shares and Unregistered Shares are referred to as the Buyer's Shares. Notwithstanding anything to the contrary herein, at Buyer's option Buyer may pay to Seller $1,000,000 in immediately available funds in lieu of delivering the Buyer's Shares.

       3.3  EARNOUT PAYMENTS.

              3.3.1 Up to One Hundred Thousand Dollars ($100,000) (the "Annual Earnout Payment") shall be paid to Seller each year, $300,000 in the aggregate over three years, if the pre-tax profit of the Therapy Business increases an average of 7 percent per annum from the base year figure of Seller's actual 1996 pre-tax profit, calculated on an accrual basis in accordance with generally accepted accounting principles (the "Base Year"). In calculating pre-tax profit, Buyer shall not add any corporate overhead expenses to the clinic's financial results, except to the extent an expense currently attributable to a clinic is replaced by a similar expense provided by corporate or regional staff of Buyer or otherwise is paid by Buyer.

              3.3.2 If the pre-tax profit for the Therapy Business shall increase at least 3 percent over the Base Year but less than 7 percent over the Base Year for each respective period, Buyer shall pay to Seller a prorated Annual Earnout Payment equal to the actual annual percentage increase, minus 3 percent, divided by 4.00, multiplied by $100,000. The earnout payments would be based on the cumulative increase in the pre-tax profits of the clinics and paid within 90 days of the end of each annual period. For example, if the increase in the first year was 7 percent, Seller would be paid $100,000. If the increase in the first year was only 4 percent, Seller would receive $25,000. If the first year increase was only 2 percent and the second year increase was 4 percent, however, Seller would not be entitled to any earnout because, as of the second year, pre-tax profit must have increased more than 6 percent (2 years times 3 percent) in order to be eligible for any portion of the earnout. If, in the second year, the pre-tax profit increased 5 percent over the first year increase of 2 percent (a total of 7 percent in the first two years), Seller would be entitled to $25,000 (i.e. 7% - 6% divided by 4.00 multiplied by $100,000).

              3.3.3 For purposes of this Section 3.3, pre-tax profits shall be calculated in the same manner as Seller currently calculates pre-tax profits, except that all calculations will be done on an accrual basis according to generally acceptable accounting principles rather than a cash basis.

SECTION 4.  ADJUSTMENTS; EXCLUSION OF ACCOUNTS PAYABLE

       4.1 ADJUSTMENTS. The operation of the Therapy Business and related income and expenses up to the Closing Date, shall be for the account of Seller and thereafter for the account of Buyer. Expenses shall be prorated between Seller and Buyer as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within the later of ninety (90) days

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following the Closing Date or following the date Seller satisfies all of
Seller's conditions of closing.

       4.2 EXCLUSION OF ACCOUNTS PAYABLE. Notwithstanding anything to the contrary herein, Buyer shall not be responsible for payment of any accounts payable of Seller not expressly set forth on Schedule 1.3.

SECTION 5.  ADDITIONAL AGREEMENTS

       At Closing, Seller and/or Buyer (as the case may be) shall execute and deliver the Note, an Employment Agreement substantially in the form attached hereto as Exhibit B, and a Lease substantially in the form attached hereto as Exhibit C (the "Lease"), (collectively, the "Additional Agreements").

SECTION 6.  SELLER'S REPRESENTATIONS AND WARRANTIES

       Subject to the exceptions, if any, expressly stated on Schedule 6 to this Agreement, Seller represents and warrants to Buyer as follows:

       6.1 AUTHORIZATION. To the extent required by law, contract or otherwise, the execution, delivery, and performance of this Agreement by Seller have been duly authorized and approved by all necessary parties and this Agreement constitutes a valid and binding agreement of Seller in accordance with its terms.

       6.2 FINANCIAL STATEMENTS. Seller has delivered to Buyer year-end financial statements for Seller's fiscal years ended December 31, 1993, 1994, and 1995 and the interim period ended September 30, 1996 and will deliver to Buyer financial statements for the fiscal year ended December 31, 1996, and for any interim period commencing January 1, 1997 and ending on the last day of the month immediately preceding the Closing Date. The financial statements that have been or will be delivered are in accordance with the books and records of Seller and are true, correct, and complete in all material respects; fairly present the financial condition of Seller at the dates of such financial statements and the results of Seller's operations for the periods then ended; were prepared on a basis consistent with prior accounting periods; and accurately reflect all claims against and all debts and liabilities of Seller, fixed or contingent, as, at and for the periods indicated. Since the close of Seller's last fiscal year, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Seller.

       6.3 TITLE TO ASSETS. Seller is the owner of and holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all liens, pledges, charges, or encumbrances of any nature whatsoever.

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       6.4  BROKERS AND FINDERS.  Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against Buyer for a brokerage commission, finder's fee, or other like payment.

       6.5 TRANSFER OF ASSETS NOT SUBJECT TO ENCUMBRANCES OR THIRD PARTY APPROVAL. The execution and delivery of this Agreement by Seller and the consummation of the contemplated transactions will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency. Promptly upon execution of this Agreement and, in any case, prior to Closing, Seller shall obtain all authorizations, consents and approvals of any third parties necessary to permit the full and complete conveyance and assignment of the Assets to Buyer. Seller shall pay all fees and other expenses incurred by Seller in obtaining the authorization, consent or approval of any third party that is necessary to convey and assign the Assets to Buyer. Without limiting the foregoing, Seller shall be responsible for all sales or other taxes imposed on or arising as a result of or in connection with the sale, conveyance and transfer of the Assets hereunder; PROVIDED, HOWEVER, Seller shall not be responsible for any taxes or assessments resulting from income generated by Buyer.

       6.6 EMPLOYMENT AND LABOR RELATIONS MATTERS. Seller has paid or made provision for the payment of all salaries and wages accrued through the Closing Date. Seller has complied with all labor and employment laws, including all Federal, state and local laws and regulations relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Seller is not a party to, nor otherwise subject to, any collective bargaining or other agreement governing the wages, hours, and terms of employment of Seller's employees. Seller is not aware of any labor dispute or labor trouble involving employees of Seller, nor has there been any such dispute or trouble during the five years preceding the date of this Agreement.

       6.7 CONTRACTS. True and complete copies of all contracts and agreements of Seller (individually, a "Contract" and collectively, the "Contracts"), the rights to which Buyer is acquiring or the obligations thereof Buyer is assuming hereunder, including all amendments thereto which have been reduced to writing and are currently in the custody and control of Seller, have been delivered to Buyer. A list of all such Contracts is set
forth on Schedule 6.7.   With respect to any Contracts and amendments thereto
which have not been reduced to writing or which are not in the custody and control of Seller, the terms of such Contracts and amendments are set forth on Schedule 6.7. Each Contract is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the sale of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Seller has not violated any of the terms or conditions of any Contract and all of the covenants to be performed by any other party thereto have been fully performed.

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       6.8  COMPLIANCE WITH LAWS.  Seller is now and has at all times been in compliance in all material respects with all laws, rules, regulations, codes, ordinances, requirements, decrees and orders applicable to their business. Seller is not under investigation or charged with any violation or alleged violation of any Federal, state, local or other law or regulation which would have any material adverse effect on its financial condition, operations or prospects. Seller has no knowledge that the leasehold improvements on the premises that are the subject of the real property leases identified on the attached Schedule 6.13 violate any provisions of any applicable building codes, fire regulations, building restrictions or other ordinances, orders or regulations.

       6.9 LITIGATION. There is no claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the Therapy Business or condition of the Assets being conveyed under this Agreement.

       6.10 TRADEMARKS/COPYRIGHTS. The conduct of Seller's business does not infringe or conflict with, and has not in the past infringed or conflicted with any patents, trademarks, copyrights or trade secrets. Seller has not received any notice or complaint of conflict with or infringement of, or misappropriation of the asserted rights of others in, any patents, trademarks, copyrights or trade secrets.

       6.11 TAX MATTERS.

              6.11.1 Seller has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, property taxes and employment and payroll-related taxes, whether or not measured in whole or in part by net income (collectively, "Taxes"), required to be paid by it through the date hereof (other than Taxes the liability for which is adequately reserved for by Seller in Seller's financial statements), and all deficiencies or other additions to tax, interest and penalties owed by it in connection with any such Tax. Seller shall have timely paid, prior to Closing, any Tax, including additions, interest, penalties and estimated payments, required to be paid by it under applicable law after the date hereof and on or before the Closing Date, or shall have set aside on its books adequate reserves or accruals therefor.

              6.11.2 Seller has filed in a timely manner with all appropriate federal, state, local and foreign authorities all tax returns, reports and tax information (collectively, the "Returns") required by law, regulation, or otherwise to be filed by Seller for all taxable periods for which Returns have become due, and shall prepare and file, in a manner consistent with prior years and in a timely manner, all Returns required to be filed after the date hereof in connection with any Tax with respect to Seller, including without limitation, any Returns relating to the period ending December 31, 1996, and the interim period from January 1, 1997, through the day immediately proceeding the Closing Date..

              6.11.3 Seller shall be responsible for preparation of all Returns and payment of all tax liabilities associated with or arising from Seller's ownership of the Therapy Business for

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any and all periods ending on the Closing Date, including, without limitation, the period commencing on January 1, 1997 and ending on the Closing Date.

       6.12 ACCOUNTS RECEIVABLE. All accounts receivable, including, without limitation, notes receivable, trade accounts receivable, and employee receivables, reflected on Seller's year-end financial statements for fiscal year ended December 31, 1995, and all accounts receivable arising subsequent thereto, have arisen in the ordinary course of Seller's business, represent valid obligations due to Seller, and have been collected or are collectible in the ordinary course of Seller's business, at the aggregate recorded amounts thereof, less an allowance of __ percent for doubtful accounts (which is adequate and calculated consistent with past practice) (the "Adjusted Accounts Receivables"), without resort to litigation or extraordinary collection activity.

       6.13 LEASES.

              6.13.1 Schedule 6.13 sets forth a list and summary description of all leases, subleases or other agreements under which Seller is lessor or lessee of, or uses or occupies or allows the use or occupancy of, any real or personal property which Buyer is assuming hereunder (the "Leases").

              6.13.2 All of the Leases, true and complete copies of which have been delivered to Buyer, are in full force and effect; all rents and payments due to date on each Lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such Lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the sale of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such Lease.

              6.13.3 Seller has not violated any of the terms or conditions under any Lease and all of the covenants to be performed by any other party under any Lease have been fully performed.

              6.13.4 The interest of Seller pursuant to the Leases is subject to no liens, claims, or other encumbrances.

       6.14 TANGIBLE PERSONAL PROPERTY. All equipment, furniture, fixtures, leasehold improvements, and other tangible personal property to be conveyed to Buyer hereunder (the "Tangible Property") is in good operating condition and repair, subject to normal wear and tear and considering the age thereof, and Seller has not received notice that any of the Tangible Property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

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       6.15 EMPLOYEE BENEFITS PLANS.

              6.15.1 Schedule 6.15 sets forth an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by Seller.

              6.15.2 Seller does not maintain or contribute to any Employee Benefit Plan subject to ERISA which is not, or in the past has not been, in compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Internal Revenue Code of 1986, as amended (the "Code"), or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code.

              6.15.3 Seller has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of Seller (or any corporation or entity which is affiliated with the Therapy Business and which Seller owns or controls), including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Employee Benefit Plan in a manner which could subject it to liability under Section 4063, 4064 or 4068(f) of ERISA, and knows of no facts of circumstances which might give rise to any liability of Seller to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against Buyer by the PBGC.

              6.15.4 Seller has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA, to any Employee Benefit Plan which is a "Multiemployer Plan" (as such term is defined in Section 4001(a)(3) of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability of Seller to a Multiemployer Plan. Seller does not maintain any Employee Benefit Plan which is "Group Health Plan" that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Seller is not subject to any liability, including, but not limited to, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.

              6.15.5 Seller does not maintain any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities.

              6.15.6 Seller does not maintain any "Employee Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA) that has provided any benefit which is a "Disqualified

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Benefit" (as such term is defined in Section 4976(b) of the Code) for which an excise tax would be imposed.

              6.15.7 Full payment has been made of all amounts which Seller is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Seller is a party, to have paid as contributions thereto. Seller has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements.

       6.16 PROFESSIONAL LICENSES. All of the therapists, physical therapy assistants, certified athletic trainers and other personnel employed by Seller as an employee, independent contractor or otherwise have all professional licenses required under state law to perform their services for Seller. All of the clinics operated by Seller have all licenses and permits required under Federal, state and local laws. Seller has provided to Buyer true and complete copies of all such professional licenses and clinic licenses and permits.

       6.17 INVESTMENT INTENT. Seller acknowledges, represents and warrants that:

               (a) the Note and the Unregistered Shares have not been registered under federal and state securities laws on the grounds that Buyer believes the Note is not a security for purposes of such laws or, if deemed to be a security, the issuance thereof and the Unregistered Shares are exempt from registration;

               (b) the Note and the Unregistered Shares are being acquired for investment purposes and not for distribution;

               (c) the Note and the Unregistered Shares (and any respective interest therein), may not be sold, assigned or transferred without compliance with such laws;

               (d) Seller is a sophisticated entity/individual able to accept the risks associated with holding the Note until maturity and holding the Unregistered Shares indefinitely. Seller is an "accredited investor," as such term is defined under the 1933 Act and the Oregon Securities law by virtue of the fact that Seller has a net worth, or a joint net worth with Seller's spouse of more than $1,000,000 or had income in excess of $200,000 in each of the two most recent years or joint income with Seller's spouse in excess of $300,000 in each of those years and has a reasonable expectation of making the same income level in the current year;


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               (e)  Seller has received and had the opportunity to review
               Buyer's Annual Report on Form 10-K for the year ended December 31, 1995 (including all amendments thereto), the Current Reports on Form 8-K dated April 2, April 15, July 1, July 17, September 16 and October 30, 1996, Buyer's Quarterly Reports on Form 10-Q for the Quarterly Period Ended March 31, 1996 and June 30, 1996, Amendment No. 3 to Registration Statement on Form S-3 dated July 23, 1996, and Buyer's proxy statement dated April 26, 1996; and

               (f) Seller has had the opportunity to direct questions to Buyer and have received from Buyer all answers thereto and all other information requested prior to Closing.

       6.18 ACCURACY OF ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of Seller contain or will contain any untrue statement of a material fact or omit or misstate a material fact necessary in order to Seller's acknowledgments, representations and warranties contained in this Agreement not misleading. Seller knows of no fact that has resulted, or that in the reasonable judgment of Seller will result, in a material adverse change in the business, operations, or assets of Seller that has not been set forth in this Agreement.

SECTION 7.  REPRESENTATIONS OF BUYER

       Subject to the exceptions, if any, expressly stated on Schedule 7 to this Agreement, Buyer represents and warrants to Seller as follows:

       7.1 CORPORATE EXISTENCE. Buyer is now and on the Closing Date will be a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and is properly registered as a foreign corporation under the laws of the State of Oregon. Buyer has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

       7.2 AUTHORIZATION. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the Board of Directors of Buyer, and this Agreement constitutes a valid and binding agreement of Buyer in accordance with its terms.

       7.3 BROKERS AND FINDERS. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against Seller for a brokerage commission, finder's fee, or other like payment.

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       7.4  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  None of the
representations or warranties of Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading. Buyer knows of no fact that has resulted, or that in the reasonable judgment of Buyer will result, in a material adverse change in the business, operations, or assets of Buyer that has not been set forth in this Agreement.

SECTION 8.  COVENANTS OF SELLER

       8.1 SELLER'S OPERATION OF BUSINESS PRIOR TO CLOSING DATE. Seller agrees that between the date hereof and the Closing Date, Seller will:

              8.1.1 Continue to operate the Therapy Business in the usual and ordinary course consistent with past practices and in strict compliance with all applicable laws, ordinances, regulations, rules, or orders;

              8.1.2 Use its best efforts to preserve its business organization and personnel and preserve the continued operation of the Therapy Business with its patients, suppliers, and others having business relations with Seller;

              8.1.3 Maintain all Assets, other than inventories, in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained;

              8.1.4 Cooperate with Buyer and Buyer's representatives in taking all reasonable measures to help ensure a smooth transition of the ownership of the Assets and the related Therapy Business from Seller to Buyer; and

              8.1.5 Pay all trade payables and other liabilities and obligations on a timely basis consistent with past practices.

       8.2 PROHIBITED TRANSACTIONS. Seller agrees that between the date hereof and the Closing Date, Seller will not, without the prior written consent of Buyer:

              8.2.1 Assign, sell, lease, or otherwise transfer or dispose of, or grant any security interest in or encumbrance on, any of the Assets;

              8.2.2 Incur any indebtedness or any other liability or obligation of any nature, except in the ordinary course of business consistent with past practices;

              8.2.3 Enter into or implement any new bonus, pension, profit-sharing, retirement, stock purchase, deferred compensation, hospitalization, insurance or other plan providing employee benefits;

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              8.2.4  Grant any employee associated with the Therapy Business a promotion or increase the rate of compensation or bonus, or deferred compensation or benefits, payable or to become payable to any employee, except as required by law, or effect any changes in Seller's management, personnel policies or employee benefits, except in accordance with existing employment practices;

              8.2.5 Enter into any contract, commitment, or transaction other than in the ordinary course of business consistent with past practices;

              8.2.6 Take any action, or by inaction permit any action to be taken or event to occur, which would cause any representation or warranty made in or pursuant to Section 6 of this Agreement to be untrue as of Closing;

              8.2.7 Write off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material;

              8.2.8 Make any change in any method of accounting or auditing practice; or

              8.2.9 Enter into any agreement, whether or not in writing, to do any of the foregoing.

       8.3 ACCESS TO PREMISES AND INFORMATION. Prior to the Closing Date, Buyer may, through its designated agents, accountants, counsel, auditors, and other representatives (collectively referred to as its "Agents"), make or cause to be made such investigation of the Therapy Business, properties and personnel of Seller as Buyer deems appropriate. No investigation by Buyer, however, shall obviate or diminish any of the acknowledgments, representations, warranties, covenants or agreements of Seller under this Agreement or affect the remedies of Buyer for Seller's breach of this Agreement. Until Closing, Seller shall give Buyer and its Agents full access to its facilities and offices and all of its books and records and such further financial and operating data and other information with respect to the business and properties of Seller as Buyer may reasonably request.

       8.4  EMPLOYEE MATTERS.

              8.4.1 Before the Closing Date, Seller will deliver to Buyer a list of the names of all persons on the payroll of Seller with respect to the Therapy Business, together with a statement of amounts paid to each during Seller's most recent fiscal year and amounts paid for services from the beginning of the current fiscal year to the Closing Date. Seller will also provide Buyer with a schedule of all employee bonus arrangements and a schedule of other material compensation or personnel benefits or policies in effect.

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              8.4.2  Seller shall permit Buyer, prior to the Closing Date, to negotiate with Seller's employees involved in the Therapy Business concerning employment with Buyer. As of the Closing Date, Seller will terminate all employees involved in the Therapy Business and pay each employee all wages, commissions, accrued vacation pay and other benefits earned up to the time of termination, including overtime pay. Schedule 8.4 lists those employees whom Buyer will employ after the Closing Date.

       8.5 CHANGE OF NAME. As of the Closing Date, Seller shall have taken all steps requested by Buyer to permit Buyer to commence exclusive use of all of Seller's trade name(s).

       8.6 CONDITIONS AND BEST EFFORTS. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will take all commercially reasonable actions that may be required to carry out Seller's obligations under this Agreement and to consummate and complete this Agreement.

       8.7 NOTICE OF EVENTS. Seller shall promptly notify Buyer of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, or (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof.

       8.8 CONFIDENTIAL INFORMATION. If for any reason the transactions contemplated herein are not consummated, Seller will not disclose to third parties (except for Seller's attorneys, accountants and financial advisors, each of whom shall be subject to this Section 8.8) any confidential information received from Buyer in the course of investigating, negotiating and performing the transactions contemplated herein.

       8.9  AGREEMENT NOT TO COMPETE.

              8.9.1 NEED FOR COVENANTS. Seller recognizes and acknowledges that Seller's knowledge of the Therapy Business is and will be special and unique. Seller further recognizes and acknowledges that a covenant on Seller's part not to compete against Buyer is essential to protect Buyer's business.

              8.9.2 TERM OF COVENANTS. As further consideration for the purchase of the Assets, Seller agrees for five (5) years from the Closing Date, within twenty-five (25) miles of any physical therapy/rehabilitation clinic or business of Buyer, Seller will not, directly or indirectly:

               (a) Own (as a proprietor, partner, stockholder, or otherwise) an interest in, or participate (as an officer, director, or in any other capacity) in the establishment, management, operation, financing, or control of, or perform

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               services as or act in the capacity of an employee, independent contractor, consultant, or agent of, any entity or enterprise engaged, directly or indirectly, in the outpatient physical therapy/rehabilitation business other than in or through Buyer; PROVIDED, HOWEVER, nothing herein shall prevent Seller from owning an equity interest in a publicly-traded physical therapy/rehabilitation company with total gross assets exceeding $100,000,000.

               (b) Suggest, request, or encourage any employees, suppliers, or patients of Buyer to curtail, reduce, or cancel their employment or business done with Buyer;

               (c) Employ, solicit for employment, or advise or recommend to any other enterprise that such enterprise employ or solicit for employment, any person employed by Buyer;

               (d) Solicit or attempt to solicit for Seller or any other entity or enterprise any business from any third-party payor, referral sources or patients, or potential third-party payors, referral sources or patients, of Buyer; or

               (e) Make any statement or do any act that would cause any third-party payor, referral source or patient, or potential third-party payor, referral sources or patient, of Buyer to retain the services of any competitor, or would otherwise divert, diminish or prejudice the goodwill and business of Buyer.

       8.9.3 COVENANTS ARE REASONABLE. Seller represents and agrees that Seller's experience, capabilities and circumstances are such that the provisions of this Agreement will not prevent Seller from earning a livelihood. Seller agrees that the limitations set forth in this Agreement (including without limitation the time and territorial limitations) are reasonable and properly required for the adequate protection of Buyer's business. In the event a court of competent jurisdiction finds that said limitations are not reasonable, the parties agree that the court shall be empowered to establish such limitations as such court shall find to be reasonable.

       8.9.4 EXTENSION; EARLY TERMINATION. In the event of litigation to enforce the covenants set forth in this Section 8.9, and if it is determined by final court order that Seller has breached the covenants set forth in this
Section 8.9, the terms and conditions herein shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (i) the date on which the original (unextended) term of this Agreement is scheduled to terminate, or (ii) the date of the final court order (without further right of appeal) enforcing the covenants set forth in this Section 8.9.

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       8.9.5  ALTERNATIVE COVENANTS NOT TO COMPETE.  Notwithstanding anything to the contrary herein, Seller shall be subject to the non-competition covenants and provisions set forth in the Employment Agreement Seller shall enter into with Buyer at Closing; PROVIDED, HOWEVER, in the event such provisions in the Employment Agreement are held invalid or otherwise unenforceable, Seller shall be subject to the non-competition covenants and provisions set forth in this Section 8.9.

       For purposes of this Section 8.9, the term "Buyer" shall include all of Buyer's current and future affiliated companies and Buyer's successors in interest, if any. In addition, the covenants and obligations set forth in this Section 8.9 shall be binding on any business in which a Seller has an interest, whether as an officer, director, employee, shareholder, consultant or otherwise, and a failure by such business to perform and observe the covenants set forth above shall be deemed to be a breach of these covenants by Seller.

SECTION 9.  COVENANTS OF BUYER

       9.1 CONDITIONS AND BEST EFFORTS. Buyer will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

       9.2 CONFIDENTIAL INFORMATION. If for any reason the transactions contemplated herein are not consummated, Buyer will not disclose to third parties (except its attorneys, accountants and financial advisors, each of whom shall be subject to this Section 9.2) any confidential information received from Seller in the course of investigating, negotiating and performing the transactions contemplated herein.

       9.3 REGISTRATION OF UNREGISTERED SHARES. Within one year of the Closing Date, Buyer, at its sole cost and expense, shall use its best efforts to register the Unregistered Shares with the United States Securities and Exchange Commission (the "SEC") (and the State of Oregon if necessary) on such registration statement or statements as shall enable Seller to sell the Unregistered Shares without restriction; PROVIDED, HOWEVER, Buyer shall have the discretion to delay the filing of such registration statements and to suspend their effectiveness at any time and from time to time if, in its reasonable discretion, the failure to do so would result in a violation of applicable federal and state securities laws. In addition, if Buyer is unable to effect such registration within one year of the Closing Date because it is involved in a merger or other corporate transaction which, because of the need to register that transaction with the SEC, effectively precludes the registration statement covering the Unregistered Shares from being declared effective by the SEC, the deadline for registering the Unregistered Shares shall be extended for 60 days following the consummation or termination of that transaction.

       9.4 POST-CLOSING EMPLOYMENT. Subject to negotiation of employment terms and conditions acceptable to Buyer, following Closing, Buyer shall employ those persons listed on

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Schedule 8.4 and such persons will be granted seniority under Buyer's employee benefit plans equal to the number of years such employees were employed by Seller.

SECTION 10.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

       The obligation of Buyer to purchase the Assets is subject to the fulfillment, before or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Buyer:

       10.1 ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AND SELLING SHAREHOLDER. All acknowledgments, representations and warranties made in this Agreement by Seller shall be true as of the Closing Date as fully as though such acknowledgments, representations and warranties had been made on and as of the Closing Date, and, as of the Closing Date, Seller shall not have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

       10.2 LICENSES AND PERMITS. Buyer shall use its best efforts and shall have obtained all licenses and permits from public authorities necessary to own and operate the Therapy Business.

       10.3 CONDITION OF THE BUSINESS. There shall have been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Therapy Business between the date hereof and the Closing Date.

       10.4 THIRD-PARTY APPROVALS AND CONSENTS. Except as expressly provided in Section 6.8 above with respect to Exempt Contracts or as otherwise set forth on Schedule 6, Seller shall have obtained all authorizations, approvals and consents necessary to consummate the transactions contemplated by this Agreement and convey the Assets to Buyer, and shall have provided Buyer with appropriate evidence thereof, in form and substance satisfactory to Buyer's counsel.

       10.5 NO SUITS OR ACTIONS. At the Closing Date no suit, action, investigation, inquiry or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

       10.6 CLOSING CERTIFICATE OF SELLER. If necessary in the opinion of Buyer and Buyer's counsel, Seller shall have delivered to Buyer a certificate signed by Seller, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 10.1, 10.3, 10.4 and 10.5.

       10.7 EXECUTION AND DELIVERY OF ADDITIONAL AGREEMENTS. Seller shall have executed and delivered to Buyer the Additional Agreements.

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SECTION 11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

       The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, before or at the Closing Date, of each of the following conditions, any one or a portion of which may be waived in writing by Seller:

       11.1 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER. All representations and warranties made in this Agreement by Buyer shall be true as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and Buyer shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

       11.2 CONDITION OF BUYER AND BUYER'S BUSINESS. There shall have been no material adverse change in Buyer's financial condition and results of operations between the date of this Agreement and the Closing Date.

       11.3 NO SUITS OR ACTIONS. As of the Closing Date, no suit, action, investigation, inquiry or other proceeding shall have been threatened or instituted and pending to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereunder.

       11.4 CLOSING CERTIFICATE OF BUYER. If necessary in the opinion of Seller, Selling Shareholder and their counsel, Buyer shall have delivered to Seller a certificate signed by the President of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 11.1, 11,2 and 11.3.

       11.5 EXECUTION AND DELIVERY OF ADDITIONAL AGREEMENTS. Buyer shall have executed and delivered to Seller the Additional Agreements.

SECTION 12.  RISK OF LOSS

       The risk of loss, damage, or destruction to any of the equipment, inventory, or other personal property to be conveyed to Buyer under this Agreement shall be borne by Seller to the time of Closing, except to the extent any such loss, damage or destruction is caused by Buyer. In the event of such loss, damage, or destruction, Seller, to the extent reasonable, shall replace the lost property or repair or cause to repair the damaged property to its condition before the damage. If replacement, repairs, or restorations are not completed before the Closing Date, then the Purchase Price shall be adjusted by an amount agreed upon by Buyer and Seller that will be required to complete the replacement, repair, or restoration following the Closing Date. If Buyer and Seller are unable to agree, then Buyer, at its sole option and notwithstanding any other provision of this Agreement, upon notice to Seller, may rescind this Agreement and declare it to be of no further force and effect, in which event there shall be no closing of this Agreement and all the terms and provisions of this Agreement shall be deemed null and void.

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SECTION 13.  INDEMNIFICATION AND SURVIVAL

       13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement.

       13.2 SELLER'S INDEMNIFICATION. Seller agrees to indemnify, defend, and hold Buyer, its successors, and assigns harmless from and against:

              13.2.1 Any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of the Therapy Business prior to the close of business on effective date of Closing, except for claims, liabilities, and obligations of Seller expressly assumed by Buyer under this Agreement or paid by insurance maintained by Seller.

              13.2.2 Any and all damage or deficiency resulting from any misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller under this Agreement.

       13.3 BUYER'S INDEMNIFICATION. Buyer agrees to defend, indemnify, and hold harmless Seller from and against:

              13.3.1 Any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the Therapy Business following the effective date of Closing or arising out of Buyer's failure to perform obligations of Seller assumed by Buyer pursuant to this Agreement.

              13.3.2 Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement.

SECTION 14.  CLOSING

       14.1 TIME AND PLACE. The transactions contemplated by this Agreement shall be closed ("Closing") at the offices of Buyer at 10 a.m.. (PDT), on March 1, 1997 (the "Closing Date"), or at such other time as the parties may agree in writing. If Closing has not occurred on or before April 1, 1997, either party may elect to terminate this Agreement. If, however, Closing has not occurred because of a breach of contract by one or more parties, the breaching party or parties shall remain liable for breach of contract.

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       14.2 OBLIGATIONS OF SELLER AT CLOSING.  At Closing, and coincidentally with the performance by Buyer of its obligations described in Section 14.3, Seller shall deliver to Buyer the following, unless, in Buyer's sole discretion, Buyer shall have expressly waived delivery thereof:

              14.2.1 Bills of sale, assignments, properly endorsed certificates of title, and other instruments of transfer, in form and substance reasonably satisfactory to counsel for Buyer, necessary to transfer and convey all of the Assets to Buyer;

              14.2.2 A check for prorated items owing to Buyer, if any, under Section 4;

              14.2.3 If required, the Closing Certificate of Seller described in Section 10.6 and the Additional Agreements described in Section 5;

              14.2.4 Possession of the Assets and business facilities to be conveyed pursuant to this Agreement; and

              14.2.5 Such other certificates and documents as may be reasonably called for by, or may be reasonably necessary to carry out, the provisions of this Agreement.

       14.3 OBLIGATIONS OF BUYER AT THE CLOSING. At the closing and coincidentally with the performance by Seller of Seller's obligations described in Section 14.2, Buyer shall deliver to Seller the following, unless, in Seller's sole discretion, Seller shall have expressly waived delivery thereof:

              14.3.1  The Note;

              14.3.2 A certificate representing the Registered Shares and a separate certificate representing the Unregistered Shares, in the amounts specified in Section 3.2 above;

              14.3.3 A check for prorated items owing to Seller, if any, under Section 4;

              14.3.4 If required, the Closing Certificate of Buyer described in Section 11.2 and the additional Agreements discussed in Section 5; and

              14.3.5 Such other certificates and documents as may be reasonably called for by, or may be reasonably necessary to carry out, the provisions of this Agreement.

SECTION 15.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

       15.1 BOOKS AND RECORDS. This sale does not include the books of account and records of Seller's business. Possession and custody of such books and records, except for Seller's general ledger, however, may be retained by Buyer at the place of business Buyer is acquiring

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from Seller under this Agreement for a period of 12 months.  During this period, Seller or its agents shall have access to such books and records and may make copies thereof. Buyer will exercise reasonable care in the safekeeping of such records.

       15.2 SELLER'S RIGHT TO PAY. In the event Buyer fails to make any payment of taxes, assessments, insurance premiums, or other charges that Buyer is required to pay to third parties under this Agreement, Seller shall have the right, but not the obligation, to pay the same. Buyer will reimburse Seller for any such payment immediately upon Seller's demand. Any such payment by Seller shall not constitute a waiver by Seller of any remedy available by reason of Buyer's default for failure to make the payments.

SECTION 16.  TERMINATION OF AGREEMENT

       16.1 BY MUTUAL CONSENT. This Agreement may be terminated by mutual written consent of Buyer and Seller.

       16.2 BREACH OF REPRESENTATIONS AND WARRANTIES; FAILURE OF CONDITIONS. Buyer may elect by notice to Seller, and Seller may elect by notice to Buyer, to terminate this Agreement at any time prior to Closing if:

              16.2.1 The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party which shall not have been cured by such other party within thirty (30) days after written notice to such other party specifying in detail such asserted error, misstatement, or omission, or by the Closing Date, whichever first occurs; or

              16.2.2 All of the conditions precedent of the terminating party's obligations under this Agreement as set forth in either Sections 10 or 11, as the case may be, have not occurred and have not been waived by the terminating party on or prior to the Closing Date.

       16.3 CLOSING NOTWITHSTANDING THE RIGHT TO TERMINATE. The party with a right to terminate this Agreement pursuant to Section 16.2 shall not be bound to exercise such right, and its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement, including but not limited to remedies for breach of a representation, warranty, or covenant.

SECTION 17. BUYER'S DEFAULT. Buyer shall be in default under this Agreement upon Buyer's failure to perform any of the terms, covenants or conditions of this Agreement, time of payment and performance being of the essence; PROVIDED, HOWEVER, Buyer shall not be deemed in default until written notice thereof has been delivered by Seller to Buyer and Buyer shall have failed to remedy the default within 30 days thereafter. A material default in this Agreement shall constitute a default under the Additional Agreements. In the event of default, Seller shall have the right to exercise any remedy available to Seller at law or equity.

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SECTION 18.  SELLER'S DEFAULT.  Seller shall be in default under this
Agreement upon Seller's failure to perform any of the terms, covenants or conditions of this Agreement, time of payment and performance being of the essence; PROVIDED, HOWEVER, Seller shall not be deemed in default until written notice thereof has been delivered by Buyer to Seller and they shall have failed to remedy the default within 30 days thereafter. A material default in this Agreement shall constitute a default under the Additional Agreements. A breach or default under the Additional Agreements shall constitute a default hereunder. In the event of default, Buyer shall have the right to exercise any remedy available to Buyer at law or equity, including, without limitation, the right to offset the amounts due under the Additional Agreements for damages suffered by Buyer as a result of Seller's breach hereunder and to withhold payment of any amounts due under the Additional Agreements while any dispute regarding any alleged breach by Seller or buyer is pending.

SECTION 19.  MISCELLANEOUS

       19.1 ENTIRE AGREEMENT. This document is the entire, final and complete Agreement and understanding of the parties with respect to the transaction contemplated hereby, and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto.

       19.2 WAIVER. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

       19.3 BINDING EFFECT. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns.

       19.4 NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed given on the date of transmission when sent by telex or facsimile transmission, on the third business day after the date of mailing when mailed by certified mail, postage prepaid, return receipt requested, from within the United States, or on the date of actual delivery, whichever is the earliest, and shall be sent to the parties at the addresses shown on the first page of this Agreement, or at such other address as any party may

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hereafter designate by written notice to the others.  At the time any such notice is given to Seller, a copy shall be sent to:

               Gregory E. Harris
               Suite 495
               10300 S.W. Greenburg Rd.
               Portland, Oregon 97223
               Telephone:  (503) 293-0073
               Facsimile:  (503) 245-4497

       19.5 AMENDMENT. No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

       19.6 SEVERABILITY. In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

       19.7 ATTORNEY'S FEES. In the event any suit, action or other legal proceeding shall be instituted to declare or enforce any right created by this Agreement, or by reason of any breach of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees as fixed by the trial court and all appellate courts.

       19.8 FURTHER ASSURANCES. Each party shall, at any time and from time to time after the Closing Date, upon request of the other party, do, execute, acknowledge and deliver and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, and instruments as the other party may reasonably request in order to complete the transactions described hereunder, including, without limitation, those set forth in the Additional Agreements.

       19.9 ACTIONS BY SELLER. Prior to Closing, Seller shall take all actions to be taken hereunder by Seller and to refrain from taking all actions to be refrained from hereunder by Seller.

       19.10 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Buyer.

       19.11 GOVERNING LAW AND VENUE; ARBITRATION. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Oregon. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in the City of Portland under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

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

       19.12 SCHEDULES AND EXHIBITS. All Schedules and Exhibits to this Agreement shall be deemed an integral part of this Agreement and shall be incorporated herein by this reference as though set forth in full.

       19.13 GENDER. Any indication of gender of a party in this Agreement shall be modified, as required, to fit the gender of the party or parties in question.

       19.14 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

       19.15 CAPTIONS. The caption headings of the sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement.

       19.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of October 30, 1996.

SELLER:

Michael Curry, P.T.


/s/
----------------------------


BUYER

Pacific Rehabilitation & Sports Medicine, Inc.



By /s/
--------------------------
      Bill Barancik
      President and Chief Executive Officer

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


                                LIST OF SCHEDULES


Schedule 1.1    -   List of Assets Purchased

Schedule 1.3    -   List of Specific Liabilities and Obligations of Seller
                    Assumed by Buyer

Schedule 2      -   Allocation of Purchase Price

Schedule 6      -   Schedule of Exceptions (Seller)

Schedule 6.7    -   Contracts

Schedule 6.13   -   List of Leases

Schedule 6.15   -   List of Employee Benefit Plans

Schedule 7      -   Schedule of Exceptions (Buyer)

Schedule 8.4    -   List of Retained Employees



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


                                  SCHEDULE 1.1
                            LIST OF ASSETS PURCHASED







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                                  SCHEDULE 1.3
             LIST OF SPECIFIC LIABILITIES AND OBLIGATIONS OF SELLER
                                ASSUMED BY BUYER


Lease obligations with Sharleen Lewis as Landlord.




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

                                   SCHEDULE 2
                          ALLOCATION OF PURCHASE PRICE

Fixed Assets                        $   17,843**
Goodwill                             1,182,157
                                    ----------

Total                               $1,200,000*
                                    ----------
                                    ----------

*    Amounts paid pursuant to Section 3.3 will be added to goodwill.
**   Subject to adjustment based on year-end financial statements.






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

                                   SCHEDULE 6
                               LIST OF EXCEPTIONS

 SECTION REFERENCED   EXCEPTION
 ------------------   ---------

         NONE



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









                                  SCHEDULE 6.7
                                   CONTRACTS

Vantage Health Services Provider Participation Agreement         3-1-95

HMO Oregon Participation Agreement (Champus)                     3-1-95

Private Healthcare  Systems, Inc.                                6-1-95

AETNA

Caremark PPO managed Care Agreement

Preferred Health Northwest. Inc.                                 12-16-91

Participating Professional Provider Contract (BCBSO)             2-1-95

Ethix Pacific Provider Participation Agreement                   6-29-92

Foundation Health                                                3-2-95

Metrahealth                                                      5-3-96


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

                                  SCHEDULE 6.13
                                 LIST OF LEASES

1.   Real property lease with Michael Curry as landlord.  (McMinnville)

2.   Real property lease with Sharleen Lewis as landlord.  (Sheridan)






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


                                  SCHEDULE 6.15
                         LIST OF EMPLOYEE BENEFIT PLANS

Health Insurance
Life Insurance
$100 Annual Dental Allowance
Malpractice Insurance
401(k) Plan
5 personal days/yr (or cash equivalent)
vacation leave
$1000 annual continuing education allowance (including one week leave to attend classes)




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


                                   SCHEDULE 7
                         SCHEDULE OF EXCEPTIONS (BUYER)



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


                                  SCHEDULE 8.4
                           LIST OF RETAINED EMPLOYEES


Employee                      Date of Hire
--------                      ------------
Curry, Mike                   6/6/82
Walton, Todd                  7/1/93
Welch, Linnea                 5/1/93
Thornburg, Robert             8/1/89
Johnson, Neva                 7/1/88
Johnson, April                1/1/93




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

                                LIST OF EXHIBITS

Exhibit A   -    Non-Negotiable Promissory Note

Exhibit B   -    Employment Agreement

Exhibit C   -    Lease






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